Exhibit 99.1

NEWS RELEASE

Contacts:

Erika Winkels	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-526-8478	+1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic reports full year and fourth quarter
fiscal 2023 financial results;
announces dividend increase

Mid-single digit fourth quarter revenue growth exceeded expectations on broad-based strength across the company

DUBLIN – May 25, 2023 – Medtronic plc (NYSE:MDT) today announced financial results for its fourth quarter and fiscal year 2023, which ended April 28, 2023.

Fourth Quarter (Q4) Key Highlights
•Q4 revenue of $8.5 billion increased 5.6% as reported and organic, ahead of expectations
•Q4 GAAP diluted EPS of $0.88 decreased 20%; non-GAAP diluted EPS of $1.57 increased 3% in the quarter, ahead of expectations
•Q4 revenue growth acceleration was broad-based, driven by procedure volume recovery, supply improvements, and innovative product introductions

•Strength in international markets in Q4, with high-single digit organic growth in non-U.S. developed markets and low-double digit organic growth in emerging markets
•Pipeline momentum in Q4 with CE Mark of the Affera™ mapping and navigation system and Aurora™ extravascular ICD, and U.S. FDA approval of the MiniMed™ 780G system with Guardian™ 4 sensor
•Announced strategic collaboration with NVIDIA to accelerate AI innovation for healthcare
•Completed divestiture of Renal Care Solutions business to Mozarc Medical, a joint venture with DaVita

Additional Key Highlights
•Dividend increased to $0.69 per share quarterly, annual $2.76 per share; 46th consecutive year of dividend increases
•Named one of the 2023 World’s Most Ethical Companies® by Ethisphere and increased ranking to #2 on DiversityInc’s 2023 Top 50 Companies for Diversity
•Company issues FY24 guidance

Fourth Quarter (Q4) Financial Results
Medtronic reported Q4 worldwide revenue of $8.544 billion, an increase of 5.6% both as reported and on an organic basis. The company’s Q4 organic revenue results reflect strong performances in the Cardiovascular, Medical Surgical, and Neuroscience portfolios, and in Diabetes markets outside the United States. The Q4 organic revenue growth comparison excludes:
•a $250 million negative impact from foreign currency translation;
•$265 million of revenue from a one-time intellectual property (IP) agreement, which is reported in the Structural Heart & Aortic division in the Cardiovascular Portfolio;
•$44 million of current year revenue and $83 million of prior year revenue from the Renal Care Solutions business in the Respiratory, GI, & Renal division in the

Medical Surgical Portfolio, which was divested and became part of Mozarc Medical during the quarter; and
•$27 million of revenue from the company’s first quarter acquisition of Intersect ENT, which is reported in the Specialty Therapies division in the Neuroscience Portfolio.

Medtronic received $300 million in the quarter from an IP agreement with a competitor in the Structural Heart space. Pre-tax income of $35 million was recorded in Certain Litigation Charges, Net, for prior period royalties, with the remaining $265 million recognized as inorganic revenue. The $265 million of inorganic revenue was offset by certain expenses, including commitments to funding the Medtronic Foundation and LABS, and certain inventory related charges. The net result is a neutral benefit to Q4 adjusted net income and adjusted diluted earnings per share (EPS).

As reported, Q4 GAAP net income and diluted EPS were $1.179 billion and $0.88, respectively, decreases of 21% and 20%, respectively. As detailed in the financial schedules included at the end of this release, Q4 non-GAAP net income and non-GAAP diluted EPS were $2.093 billion and $1.57, respectively, both increases of 3%.

Fiscal Year 2023 (FY23) Financial Results
Medtronic reported FY23 worldwide revenue of $31.227 billion, a decrease of 1.4% as reported and an increase of 2.1% on an organic basis. The FY23 organic revenue growth comparison excludes:
•a $1.437 billion negative impact from foreign currency translation;
•$98 million of revenue from the company’s acquisition of Intersect ENT;
•$44 million of fourth quarter revenue and $83 million of prior year fourth quarter revenue from the Renal Care Solutions divestiture; and
•$265 million of revenue from a one-time IP agreement in the fourth quarter.

Fiscal year 2023 GAAP net income and diluted earnings per share (EPS) were $3.758 billion and $2.82, respectively, decreases of 25% and 24%, respectively. As detailed in the financial schedules included at the end of this release, fiscal year 2023 non-GAAP net income and non-GAAP diluted EPS were $7.045 billion and $5.29, respectively, decreases of 6% and 5%, respectively. The company’s FY23 earnings results reflected the continued unfavorable macroeconomic impact of foreign currency translation and inflation.

Fiscal year 2023 cash flow from operations of $6.039 billion decreased 18%. Fiscal year 2023 free cash flow of $4.580 billion decreased 23%, representing free cash flow conversion from non-GAAP net earnings of 65%. Free cash flow was primarily affected by the decline in net earnings.

“We had a strong finish to our fiscal year, with our fourth quarter top- and bottom-line results coming in ahead of expectations. Our accelerating revenue growth was broad-based, driven by procedure volume recovery, supply improvements, and innovative product introductions,” said Geoff Martha, Medtronic chairman and chief executive officer. “We’re confident in delivering durable revenue growth in the year ahead as we drive execution across our businesses.”

Cardiovascular Portfolio
The Cardiovascular Portfolio includes the Cardiac Rhythm & Heart Failure (CRHF), Structural Heart & Aortic (SHA), and Coronary & Peripheral Vascular (CPV) divisions. FY23 revenue of $11.573 billion increased 1.3% as reported and 4.0% organic, with a high-single digit increase in SHA, mid-single digit increase in CRHF, and a low-single digit increase in CPV, all on an organic basis. Q4 revenue of $3.316 billion increased 12.0% as reported and 6.5% organic, with a low-double digit increase in SHA, mid-single digit increase in CRHF, and a low-single digit increase in CPV, all on an organic basis.
•CRHF Q4 results driven by low-double digit growth in Micra™ transcatheter pacing systems and high-single digit growth in the LINQ™ family of insertable cardiac monitors

•SHA demonstrated strength in Q4 with mid-twenties growth in Aortic on supply recovery, high-single digit growth in Cardiac Surgery, and mid-single digit growth in transcatheter aortic valves (TAVR) on Evolut™ FX launches in U.S. & Japan; continued TAVR share gains in the U.S.
•CPV Q4 results driven by mid-teens growth in drug-coated balloons (DCB) on the continued launch of the IN.PACT™ 018
•Received CE Mark in March for the Affera™ mapping and ablation system, including the Sphere-9™ catheter with pulsed field ablation (PFA), radiofrequency (RF), and high density (HD) mapping capabilities; successfully completed first commercial case and beginning limited market release
•Impressive results of the landmark PULSED AF global IDE trial for the PulseSelect™ PFA System presented at ACC.23/WCC in March

Medical Surgical Portfolio
The Medical Surgical Portfolio includes the Surgical Innovations (SI) and the Respiratory, Gastrointestinal & Renal (RGR) divisions. FY23 revenue of $8.433 billion decreased 7.7% as reported and 2.4% organic, with a low-single digit decline in SI and mid-single digit decline in RGR, both on an organic basis. Excluding the unfavorable impact of ventilator sales given the increased COVID-19 related demand in the prior year, and sales in China given the unfavorable impact of provincial VBP tenders and COVID-19 impacts on procedure volumes, revenue increased 1.5% organic. Q4 revenue of $2.224 billion decreased 0.3% as reported and increased 4.8% organic, with mid-single digit organic increases in both SI and RGR. Excluding sales in China given the unfavorable impact of provincial VBP tenders, revenue increased 7.0% organic.
•SI captured share in Q4 on supply improvement and procedure recovery, led by high-teens growth in Advanced Energy
•Momentum continued in Q4 for Hugo™ robotic-assisted surgery system sales; Expand URO U.S. pivotal trial progressing as planned
•Gastrointestinal grew mid-teens in Q4, on procedure recovery and strength in GI Genius™ intelligent endoscopy module sales

•Renal Care Solutions divested to Mozarc Medical, a new, independent kidney health technology joint venture formed by Medtronic and DaVita

Neuroscience Portfolio
The Neuroscience Portfolio includes the Cranial & Spinal Technologies (CST), Specialty Therapies, and Neuromodulation divisions. FY23 revenue of $8.959 billion increased 2.0% as reported and 4.1% organic, with a high-single digit increase in Specialty Therapies and low-single digit increases in CST and Neuromodulation, all on an organic basis. Q4 revenue of $2.410 billion increased 4.8% as reported and 6.0% organic, with a low-double digit increase in Specialty Therapies, mid-single digit increase in CST, and a low-single digit increase in Neuromodulation, all on an organic basis.
•CST growth in Q4 driven by mid-single digit Core Spine growth globally and in the U.S. on continued adoption of the Aible™ spine technology ecosystem
•Specialty Therapies broad-based strength in Q4 on low-double digit growth in Neurovascular and ENT, as well as mid-single digit growth in Pelvic Health
•Neuromodulation growth in Q4 driven by mid-single digit growth in Pain Stim on increased therapy trials and market recovery

Diabetes
FY23 revenue of $2.262 billion decreased 3.3% as reported and increased 2.4% organic. Q4 revenue of $595 million decreased 0.3% as reported and increased 3.0% organic.
•Low-double digit growth in Western Europe in Q4 on strong continued adoption of the MiniMed™ 780G system and associated increase in CGM attachment rates on the strength of the Guardian™ 4 sensor
•Received U.S. FDA approval for the MiniMed™ 780G system with the Guardian™ 4 sensor; shipments planned starting June 1
•Resolved U.S. FDA warning letter, clearing path for future innovations
•Announced today definitive agreement to acquire EOFlow Co. Ltd., manufacturer of the EOPatch® device, a tubeless, wearable and fully disposable insulin delivery device

Guidance
The company today issued fiscal year 2024 revenue growth and EPS guidance.

The company is guiding to fiscal year 2024 organic revenue growth in the range of 4.0% to 4.5%, which excludes the impact of foreign currency and revenue related to certain businesses that will be reported as Other going forward. If foreign currency exchange rates as of the beginning of May hold, fiscal year 2024 revenue would be positively affected by approximately $110 million to $210 million from foreign currency.

The company is guiding to fiscal year 2024 non-GAAP EPS in the range of $5.00 to $5.10, including an estimated 6% unfavorable impact from foreign currency exchange rates at the beginning of May.

“We’re encouraged by the procedure recovery we are seeing in many of our markets, our product availability is improving, we like our competitive positions across our businesses, and we have many new, innovative products coming to the market,” said Karen Parkhill, Medtronic chief financial officer. “We’ve also been taking measures to reduce costs across the company to lessen the impact from macro factors like inflation and currency to our earnings. And we’re enhancing our capital allocation and portfolio management processes to create long-term durable growth.”

Dividend Increase
The company today announced that effective May 24, 2023, the Medtronic board of directors approved an increase in Medtronic’s cash dividend for the first quarter of fiscal year 2024, raising the quarterly amount to $0.69 per ordinary share. This would translate into an annual amount of $2.76 per ordinary share. Medtronic has a long history of dividend growth, and the company is a constituent of the S&P 500 Dividend Aristocrats index. Today's announcement marks the 46th consecutive year of an increase in the dividend payment. Including today's increase, Medtronic's dividend per share has grown by 38% over the past 5 years, 146% over the past 10 years, and has grown at a 16% compounded annual growth rate over the past 46 years.

Medtronic has a strong track record of returning capital to its shareholders, including $4.0 billion in fiscal year 2023. The company remains committed to returning a minimum of 50% of its free cash flow to shareholders, primarily through dividends, and to a lesser extent, share repurchases. The dividend is payable on July 14, 2023, to shareholders of record at the close of business on June 23, 2023.

“We continue to prioritize innovation-driven growth investments while at the same time delivering a strong and growing dividend, an important part of the total return we generate for our shareholders. Today’s dividend increase reflects the confidence our Board has in our long-term strategy and growth trajectory,” said Martha.

Video Webcast Information
Medtronic will host a video webcast today, May 25th, at 8:00 a.m. EDT (7:00 a.m. CDT) to provide information about its businesses for the public, investors, analysts, and news media. This webcast can be accessed by clicking on the Events icon at investorrelations.medtronic.com, and this earnings release will be archived at news.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Events icon at investorrelations.medtronic.com.

Medtronic plans to report its fiscal year 2024 first, second, third, and fourth quarter results on Tuesday, August 22, 2023; Tuesday, November 21, 2023; February 20, 2024; and Thursday, May 23, 2024, respectively. Confirmation and additional details will be provided closer to the specific event.

Financial Schedules
The fourth quarter financial schedules and non-GAAP reconciliations can be viewed by clicking on the Investor Events link at investorrelations.medtronic.com.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Dublin, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE:MDT), visit www.Medtronic.com and follow @Medtronic on Twitter and LinkedIn.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly or annual figures increasing, decreasing or remaining flat are in comparison to fiscal year 2022.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions or divestitures. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

“World’s Most Ethical Companies” and “Ethisphere” names and marks are registered trademarks of Ethisphere LLC. “EOPatch” is a registered trademark of EOFlow Co., Ltd.
-end-

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	FOURTH QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY23	FY22	Growth	Currency Impact(2)	Adjusted FY23(3)	Adjusted FY22(4)	Adjusted Growth	FY23	FY22	Growth	Currency Impact(2)	Adjusted FY23(3)	Adjusted FY22(4)	Adjusted Growth
Cardiovascular	$3,316	$2,961	12.0%	$(102)	$3,153	$2,961	6.5%	$11,573	$11,423	1.3%	$(569)	$11,877	$11,423	4.0%
Cardiac Rhythm & Heart Failure	1,580	1,552	1.8	(50)	1,630	1,552	5.0	5,835	5,908	(1.2)	(287)	6,122	5,908	3.6
Structural Heart & Aortic	1,105	778	42.0	(31)	871	778	12.0	3,363	3,055	10.1	(172)	3,270	3,055	7.0
Coronary & Peripheral Vascular	631	631	—	(21)	652	631	3.3	2,375	2,460	(3.5)	(109)	2,484	2,460	1.0
Medical Surgical	2,224	2,231	(0.3)	(74)	2,252	2,148	4.8	8,433	9,141	(7.7)	(454)	8,842	9,058	(2.4)
Surgical Innovations	1,501	1,491	0.7	(54)	1,555	1,491	4.3	5,663	6,060	(6.6)	(323)	5,986	6,060	(1.2)
Respiratory, Gastrointestinal, & Renal	723	740	(2.3)	(20)	697	658	5.9	2,770	3,081	(10.1)	(131)	2,855	2,998	(4.8)
Neuroscience	2,410	2,299	4.8	(54)	2,437	2,299	6.0	8,959	8,784	2.0	(281)	9,142	8,784	4.1
Cranial & Spinal Technologies	1,198	1,165	2.8	(22)	1,220	1,165	4.7	4,451	4,456	(0.1)	(118)	4,569	4,456	2.5
Specialty Therapies	763	684	11.5	(24)	760	684	11.1	2,815	2,592	8.6	(109)	2,825	2,592	9.0
Neuromodulation	449	451	(0.4)	(8)	457	451	1.3	1,693	1,735	(2.4)	(55)	1,748	1,735	0.7
Diabetes	595	597	(0.3)	(20)	615	597	3.0	2,262	2,338	(3.3)	(133)	2,395	2,338	2.4
TOTAL	$8,544	$8,089	5.6%	$(250)	$8,458	$8,006	5.6%	$31,227	$31,686	(1.4)%	$(1,437)	$32,255	$31,603	2.1%

(1) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(2) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3) The three and twelve months ended April 28, 2023 includes $336 million and $407 million, respectively, of inorganic revenue related to the following:
•$265 million related to the one-time payment received as a result of the Intellectual Property Agreement entered into with Edwards Lifesciences on April 12, 2023, which is included in the reported results of the Structural Heart & Aortic division of the Cardiovascular portfolio,
•$44 million of inorganic revenue in the fourth quarter of fiscal year 2023 related to the April 1, 2023 divestiture of our Renal Care Solutions (RCS) business and the Transition Service Agreement (TSA) with Mozarc Medical, which is included in the reported results of the Respiratory, Gastrointestinal, & Renal division of the Medical Surgical portfolio, and
•$27 million and $98 million, respectively, of inorganic revenue related to the Intersect ENT acquisition, which is included in the reported results of the Specialty Therapies division of the Neuroscience portfolio.
(4) Adjusted revenue excludes $83 million of revenue related to the divested RCS business for the fourth quarter of fiscal year 2022.

MEDTRONIC PLC
U.S.(1)(2) REVENUE
(Unaudited)

	FOURTH QUARTER						YEAR-TO-DATE
	REPORTED			ORGANIC			REPORTED			ORGANIC
(in millions)	FY23	FY22	Growth	Adjusted FY23(3)	Adjusted FY22(4)	Growth	FY23	FY22	Growth	Adjusted FY23(3)	Adjusted FY22(4)	Growth
Cardiovascular	$1,751	$1,455	20.3%	$1,486	$1,455	2.1%	$5,848	$5,545	5.5%	$5,583	$5,545	0.7%
Cardiac Rhythm & Heart Failure	832	826	0.7	832	826	0.7	3,104	3,064	1.3	3,104	3,064	1.3
Structural Heart & Aortic	625	334	87.1	360	334	7.8	1,622	1,320	22.9	1,357	1,320	2.8
Coronary & Peripheral Vascular	293	295	(0.7)	293	295	(0.7)	1,122	1,162	(3.4)	1,122	1,162	(3.4)
Medical Surgical	945	913	3.5	935	895	4.5	3,658	3,862	(5.3)	3,647	3,845	(5.1)
Surgical Innovations	571	554	3.1	571	554	3.1	2,240	2,333	(4.0)	2,240	2,333	(4.0)
Respiratory, Gastrointestinal, & Renal	374	358	4.5	364	341	6.7	1,418	1,529	(7.3)	1,408	1,512	(6.9)
Neuroscience	1,581	1,517	4.2	1,555	1,517	2.5	6,018	5,753	4.6	5,922	5,753	2.9
Cranial & Spinal Technologies	855	842	1.5	855	842	1.5	3,259	3,170	2.8	3,259	3,170	2.8
Specialty Therapies	422	373	13.1	396	373	6.2	1,608	1,430	12.4	1,511	1,430	5.7
Neuromodulation	304	302	0.7	304	302	0.7	1,151	1,154	(0.3)	1,151	1,154	(0.3)
Diabetes	199	213	(6.6)	199	213	(6.6)	849	974	(12.8)	849	974	(12.8)
TOTAL	$4,476	$4,097	9.3%	$4,174	$4,080	2.3%	$16,373	$16,135	1.5%	$16,001	$16,117	(0.7)%

(1) U.S. includes the United States and U.S. territories.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) The three and twelve months ended April 28, 2023 includes $302 million and $372 million, respectively, of inorganic revenue related to the following:
•$265 million related to the one-time payment received as a result of the Intellectual Property Agreement entered into with Edwards Lifesciences on April 12, 2023, which is included in the reported results of the Structural Heart & Aortic division of the Cardiovascular portfolio,
•$10 million of inorganic revenue in the fourth quarter of fiscal year 2023 related to the April 1, 2023 divestiture of our Renal Care Solutions (RCS) business and the Transition Service Agreement (TSA) with Mozarc Medical, which is included in the reported results of the Respiratory, Gastrointestinal, & Renal division of the Medical Surgical portfolio, and
•$26 million and $97 million, respectively, of inorganic revenue related to the Intersect ENT acquisition, which is included in the reported results of the Specialty Therapies division of the Neuroscience portfolio.
(4) Adjusted revenue excludes $17 million of revenue related to the divested RCS business for the fourth quarter of fiscal year 2022.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC (1)(2)
(Unaudited)

	FOURTH QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY23	FY22	Growth	Currency Impact(3)	Adjusted FY23(4)	Adjusted FY22(5)	Growth	FY23	FY22	Growth	Currency Impact(3)	Adjusted FY23(4)	Adjusted FY22(5)	Growth
U.S.	$1,751	$1,455	20.3%	$—	$1,486	$1,455	2.1%	$5,848	$5,545	5.5%	$—	$5,583	$5,545	0.7%
Non-U.S. Developed	1,011	980	3.2	(69)	1,080	980	10.2	3,564	3,866	(7.8)	(449)	4,013	3,866	3.8
Emerging Markets	554	526	5.3	(33)	587	526	11.6	2,161	2,012	7.4	(120)	2,281	2,012	13.4
Cardiovascular	3,316	2,961	12.0	(102)	3,153	2,961	6.5	11,573	11,423	1.3	(569)	11,877	11,423	4.0
U.S.	945	913	3.5	—	935	895	4.5	3,658	3,862	(5.3)	—	3,647	3,845	(5.1)
Non-U.S. Developed	835	852	(2.0)	(58)	874	818	6.8	3,080	3,373	(8.7)	(388)	3,449	3,339	3.3
Emerging Markets	444	466	(4.7)	(16)	444	435	2.1	1,694	1,905	(11.1)	(65)	1,744	1,874	(6.9)
Medical Surgical	2,224	2,231	(0.3)	(74)	2,252	2,148	4.8	8,433	9,141	(7.7)	(454)	8,842	9,058	(2.4)
U.S.	1,581	1,517	4.2	—	1,555	1,517	2.5	6,018	5,753	4.6	—	5,922	5,753	2.9
Non-U.S. Developed	469	471	(0.4)	(33)	501	471	6.4	1,658	1,801	(7.9)	(211)	1,867	1,801	3.7
Emerging Markets	360	311	15.8	(21)	381	311	22.5	1,283	1,229	4.4	(70)	1,353	1,229	10.1
Neuroscience	2,410	2,299	4.8	(54)	2,437	2,299	6.0	8,959	8,784	2.0	(281)	9,142	8,784	4.1
U.S.	199	213	(6.6)	—	199	213	(6.6)	849	974	(12.8)	—	849	974	(12.8)
Non-U.S. Developed	314	305	3.0	(19)	333	305	9.2	1,106	1,085	1.9	(125)	1,231	1,085	13.5
Emerging Markets	82	79	3.8	(1)	83	79	5.1	307	279	10.0	(7)	314	279	12.5
Diabetes	595	597	(0.3)	(20)	615	597	3.0	2,262	2,338	(3.3)	(133)	2,395	2,338	2.4
U.S.	4,476	4,097	9.3	—	4,174	4,080	2.3	16,373	16,135	1.5	—	16,001	16,117	(0.7)
Non-U.S. Developed	2,629	2,609	0.8	(179)	2,788	2,574	8.3	9,408	10,126	(7.1)	(1,174)	10,562	10,091	4.7
Emerging Markets	1,440	1,383	4.1	(72)	1,495	1,352	10.6	5,446	5,426	0.4	(262)	5,691	5,395	5.5
TOTAL	$8,544	$8,089	5.6%	$(250)	$8,458	$8,006	5.6%	$31,227	$31,686	(1.4)%	$(1,437)	$32,255	$31,603	2.1%
(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4) The three and twelve months ended April 28, 2023 includes $336 million and $407 million, respectively, of inorganic revenue related to the following:
•$265 million related to the one-time payment received as a result of the Intellectual Property Agreement entered into with Edwards Lifesciences on April 12, 2023, which is included in the reported results of the Structural Heart & Aortic division of the Cardiovascular portfolio,
•$44 million of inorganic revenue in the fourth quarter of fiscal year 2023 related to the April 1, 2023 divestiture of our Renal Care Solutions (RCS) business and the Transition Service Agreement (TSA) with Mozarc Medical, which is included in the reported results of the Respiratory, Gastrointestinal, & Renal division of the Medical Surgical portfolio, and
•$27 million and $98 million, respectively, of inorganic revenue related to the Intersect ENT acquisition, which is included in the reported results of the Specialty Therapies division of the Neuroscience portfolio.
(5) Adjusted revenue excludes $83 million of revenue related to the divested RCS business for the fourth quarter of fiscal year 2022.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Fiscal year ended
(in millions, except per share data)	April 28, 2023	April 29, 2022	April 28, 2023	April 29, 2022
Net sales	$8,544	$8,089	$31,227	$31,686
Costs and expenses:
Cost of products sold, excluding amortization of intangible assets	2,980	2,591	10,719	10,145
Research and development expense	640	652	2,696	2,746
Selling, general, and administrative expense	2,616	2,569	10,415	10,292
Amortization of intangible assets	423	435	1,698	1,733
Restructuring charges, net	294	28	375	60
Certain litigation charges, net	(30)	—	(30)	95
Other operating (income) expense, net	56	143	(131)	862
Operating profit	1,565	1,670	5,485	5,752
Other non-operating income, net	(173)	(74)	(515)	(318)
Interest expense, net	187	143	636	553
Income before income taxes	1,551	1,602	5,364	5,517
Income tax provision	362	110	1,580	456
Net income	1,188	1,492	3,784	5,062
Net income attributable to noncontrolling interests	(9)	(6)	(26)	(22)
Net income attributable to Medtronic	$1,179	$1,485	$3,758	$5,039
Basic earnings per share	$0.89	$1.11	$2.83	$3.75
Diluted earnings per share	$0.88	$1.10	$2.82	$3.73
Basic weighted average shares outstanding	1,330.4	1,337.6	1,329.8	1,342.4
Diluted weighted average shares outstanding	1,332.8	1,344.9	1,332.8	1,351.4
The data in the schedule above has been intentionally rounded to the nearest million, and therefore, the quarterly amounts may not sum to the fiscal year-to-date amounts.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended April 28, 2023
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,544	$2,980	65.1%	$1,565	18.3%	$1,551	$1,179	$0.88	23.3%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	423	5.0	423	361	0.27	14.7
Restructuring and associated costs (2)	—	(30)	0.4	372	4.4	372	288	0.22	22.6
Acquisition-related items (3)	—	(4)	—	49	0.6	49	46	0.03	6.1
Divestiture and separation-related items (4)	—	(3)	—	90	1.1	90	85	0.06	5.6
Certain litigation charges, net (5)	—	—	—	(30)	(0.4)	(30)	(22)	(0.02)	26.7
(Gain)/loss on minority investments (6)	—	—	—	—	—	(10)	(7)	(0.01)	(20.0)
Medical device regulations (7)	—	(25)	0.3	44	0.5	44	34	0.03	22.7
Certain tax adjustments, net (8)	—	—	—	—	—	—	127	0.10	—
Non-GAAP	$8,544	$2,917	65.9%	$2,512	29.4%	$2,488	$2,091	$1.57	15.8%
Currency impact	250	(10)	1.0	143	0.8			0.09
Currency Adjusted	$8,794	$2,907	66.9%	$2,655	30.2%			$1.66

	Three months ended April 29, 2022
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,089	$2,591	68.0%	$1,670	20.6%	$1,602	$1,485	$1.10	6.9%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	435	5.4	435	374	0.28	13.8
Restructuring and associated costs (2)	—	(27)	0.3	98	1.2	98	91	0.07	8.2
Acquisition-related items (3)	—	(5)	0.1	12	0.1	12	10	0.01	16.7
(Gain)/loss on minority investments (6)	—	—	—	—	—	11	11	0.01	—
Medical device regulations (7)	—	(16)	0.2	32	0.4	32	29	0.02	6.3
MCS costs (9)	—	—	—	155	1.9	155	97	0.07	37.4
Certain tax adjustments, net (10)	—	—	—	—	—	—	(60)	(0.04)	—
Non-GAAP	$8,089	$2,544	68.5%	$2,402	29.7%	$2,345	$2,038	$1.52	12.8%
See description of non-GAAP financial measures contained in the press release dated May 25, 2023.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include business combination costs and changes in fair value of contingent consideration.
(4)The charges primarily include changes in the carrying value of the disposal group and other associated costs as a result of the April 1, 2023 sale of half of the Company's Renal Care Solutions (RCS) business, and charges related to the impending separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio.
(5)Certain litigation includes $35 million related to the one-time payment received as a result of the Intellectual Property Agreement entered into with Edwards Lifesciences on April 12, 2023.
(6)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(7)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(8)The charge primarily relates to the reduction of deferred tax assets due to the disallowance of certain interest deductions and the change in the reporting currency for certain carryover attributes, and the impact from the sale of half of the Company’s RCS business.
(9)The charges relate to incremental commitments and obligations, including patient support obligations and other remediation costs, associated with the Company's June 2021 decision to stop the distribution and sale of the Medtronic HVAD System within the Mechanical Circulatory Support Operating Unit (MCS).
(10)The certain adjustments, net relate to amortization on previously established deferred tax assets from intercompany intellectual property transactions and impacts from tax rate changes and tax basis adjustments.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Fiscal year ended April 28, 2023
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$31,227	$10,719	65.7%	$5,485	17.6%	$5,364	$3,758	$2.82	29.5%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	1,698	5.4	1,698	1,443	1.08	15.0
Restructuring and associated costs (2)	—	(97)	0.3	647	2.1	647	507	0.38	21.5
Acquisition-related items (3)	—	(35)	0.1	110	0.4	110	89	0.07	19.1
Divestiture and separation-related items (4)	—	(31)	0.1	235	0.8	235	227	0.17	3.4
Certain litigation charges, net (5)	—	—	—	(30)	(0.1)	(30)	(23)	(0.02)	26.7
(Gain)/loss on minority investments (6)	—	—	—	—	—	(33)	(29)	(0.02)	(6.1)
Medical device regulations (7)	—	(88)	0.3	150	0.5	150	120	0.09	20.0
Debt redemption premium and other charges (8)	—	—	—	—	—	53	42	0.03	20.8
Certain tax adjustments, net (9)	—	—	—	—	—	—	910	0.68	—
Non-GAAP	$31,227	$10,469	66.5%	$8,295	26.6%	$8,194	$7,045	$5.29	13.8%
Currency impact	1,437	277	0.6	342	(0.2)			0.21
Currency Adjusted	$32,664	$10,746	67.1%	$8,637	26.4%			$5.50

	Fiscal year ended April 29, 2022
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$31,686	$10,145	68.0%	$5,752	18.2%	$5,517	$5,039	$3.73	8.3%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	1,733	5.5	1,733	1,467	1.09	15.3
Restructuring and associated costs (2)	—	(117)	0.4	335	1.1	335	281	0.21	16.1
Acquisition-related items (3)	—	(19)	0.1	(43)	(0.1)	(43)	(48)	(0.04)	(11.6)
Certain litigation charges	—	—	—	95	0.3	95	78	0.06	17.9
(Gain)/loss on minority investments (6)	—	—	—	—	—	(12)	(9)	(0.01)	—
Medical device regulations (7)	—	(55)	0.2	102	0.3	102	86	0.06	15.7
MCS impairment / costs (10)	—	(58)	0.2	881	2.8	881	661	0.49	25.0
Certain tax adjustments, net (11)	—	—	—	—	—	—	(50)	(0.04)	—
Non-GAAP	$31,686	$9,897	68.8%	$8,856	27.9%	$8,609	$7,505	$5.55	12.6%
See description of non-GAAP financial measures contained in the press release dated May 25, 2023.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include business combination costs and changes in fair value of contingent consideration.
(4)The charges predominantly include non-cash pre-tax impairments, primarily related to goodwill, changes in the carrying value of the disposal group, and other associated costs, as a result of the April 1, 2023 sale of half of the Company's RCS business, charges related to the impending separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio in the fourth quarter of fiscal year 2023, and charges related to an exit of a business which are primarily comprised of inventory write-downs.
(5)Certain litigation includes $35 million related to the one-time payment received as a result of the Intellectual Property Agreement entered into with Edwards Lifesciences on April 12, 2023.
(6)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(7)The charges represent estimated incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and /or one-time costs, which are limited to a specific period.
(8)The charges relate to the early redemption of approximately $2.3 billion of debt and were recorded within interest expense, net within the consolidated statements of income.
(9)The charge primarily relates to a $764 million reserve adjustment that was a direct result of the U.S. Tax Court opinion, issued on August 18, 2022, on the previously disclosed litigation regarding the allocation of income between Medtronic, Inc. and its wholly owned subsidiary operating in Puerto Rico. Additional charges relate to the reduction of deferred tax assets due to the disallowance of certain interest deductions and the change in the reporting currency for certain carryover attributes, and the amortization on previously established deferred tax assets from intercompany intellectual property transactions.

(10)The charges relate to the Company’s June 2021 decision to stop the distribution and sale of the Medtronic HVAD System within the Mechanical Circulatory Support Operating Unit (MCS). The charges included $515 million of non-cash impairments, primarily related to $409 million of intangible asset impairments, as well as $366 million for commitments and obligations in connection with the decision, including patient support obligations, restructuring, and other associated costs. Medtronic is committed to serving the needs of patients currently implanted with the HVAD System.
(11)The net benefit primarily relates to the deferred tax impact associated with a step up in tax basis for Swiss Cantonal purposes and a change in tax rates on deferred taxes associated with intellectual property, which are partially offset by the amortization on previously established deferred tax assets from intercompany intellectual property transactions and a charge related to a change in the Company's permanent reinvestment assertion on certain historical earnings.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended April 28, 2023
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$8,544	$2,616	30.6%	$640	7.5%	$56	0.7%	$(173)
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(47)	(0.6)	(1)	—	—	—	—
Acquisition-related items (3)	—	—	—	—	—	(44)	(0.5)	—
Divestiture and separation-related items (4)	—	(33)	(0.4)	—	—	(54)	(0.6)	—
Medical device regulations (5)	—	—	—	(18)	(0.2)	—	—	—
(Gain)/loss on minority investments (6)	—	—	—	—	—	—	—	10
Non-GAAP	$8,544	$2,535	29.7%	$622	7.3%	$(42)	(0.5)%	$(164)
Currency impact	250	61	(0.2)	7	(0.1)	50	0.6	(3)
Currency Adjusted	$8,794	$2,596	29.5%	$629	7.2%	$8	0.1%	$(167)

	Fiscal year ended April 28, 2023
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$31,227	$10,415	33.4%	$2,696	8.6%	$(131)	(0.4)%	$(515)
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(173)	(0.6)	(3)	—	—	—	—
Acquisition-related items (3)	—	(8)	—	—	—	(67)	(0.2)	—
Divestiture and separation-related items (4)	—	(57)	(0.2)	(1)	—	(148)	(0.5)	—
Medical device regulations (5)	—	(2)	—	(60)	(0.2)	—	—	—
(Gain)/loss on minority investments (6)	—	—	—	—	—	—	—	33
Non-GAAP	$31,227	$10,175	32.6%	$2,632	8.4%	$(344)	(1.1)%	$(482)
Currency impact	1,437	382	(0.3)	39	(0.2)	397	1.3	(14)
Currency Adjusted	$32,664	$10,557	32.3%	$2,671	8.2%	$53	0.2%	$(496)
See description of non-GAAP financial measures contained in the press release dated May 25, 2023.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include business combination costs and changes in fair value of contingent consideration.
(4)The charges predominantly include non-cash pre-tax impairments, primarily related to goodwill, changes in the carrying value of the disposal group, and other associated costs, as a result of the April 1, 2023 sale of half of the Company's RCS business, charges related to the impending separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio in the fourth quarter of fiscal year 2023, and charges related to an exit of a business which are primarily comprised of inventory write-downs.
(5)The charges represent estimated incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(6)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Fiscal Year
(in millions)	2023	2022	2021
Net cash provided by operating activities	$6,039	$7,346	$6,240
Additions to property, plant, and equipment	(1,459)	(1,368)	(1,355)
Free Cash Flow (2)	$4,580	$5,978	$4,885
See description of non-GAAP financial measures contained in the press release dated May 25, 2023.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	April 28, 2023	April 29, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,543	$3,714
Investments	6,416	6,859
Accounts receivable, less allowances and credit losses of $176 and $230, respectively	5,998	5,551
Inventories, net	5,293	4,616
Other current assets	2,425	2,318
Total current assets	21,675	23,059
Property, plant, and equipment, net	5,569	5,413
Goodwill	41,425	40,502
Other intangible assets, net	14,844	15,595
Tax assets	3,477	3,403
Other assets	3,959	3,008
Total assets	$90,948	$90,981
LIABILITIES AND EQUITY
Current liabilities:
Current debt obligations	$20	$3,742
Accounts payable	2,662	2,276
Accrued compensation	1,949	2,121
Accrued income taxes	840	704
Other accrued expenses	3,581	3,551
Total current liabilities	9,051	12,394
Long-term debt	24,344	20,372
Accrued compensation and retirement benefits	1,093	1,113
Accrued income taxes	2,360	2,087
Deferred tax liabilities	708	884
Other liabilities	1,727	1,410
Total liabilities	39,283	38,260
Commitments and contingencies
Shareholders’ equity:
Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,330,809,036 and 1,330,743,395 shares issued and outstanding, respectively	—	—
Additional paid-in capital	24,590	24,566
Retained earnings	30,392	30,250
Accumulated other comprehensive loss	(3,499)	(2,265)
Total shareholders’ equity	51,483	52,551
Noncontrolling interests	182	171
Total equity	51,665	52,722
Total liabilities and equity	$90,948	$90,981

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
(in millions)	2023	2022	2021
Operating Activities:
Net income	$3,784	$5,062	$3,630
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,697	2,707	2,702
Provision for credit losses	73	58	128
Deferred income taxes	(226)	(604)	(422)
Stock-based compensation	355	359	344
Loss on debt extinguishment	53	—	308
Asset impairment charges	—	515	—
Other, net	270	138	251
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(576)	(477)	(761)
Inventories, net	(939)	(560)	78
Accounts payable and accrued liabilities	696	213	531
Other operating assets and liabilities	(148)	(65)	(549)
Net cash provided by operating activities	6,039	7,346	6,240
Investing Activities:
Acquisitions, net of cash acquired	(1,867)	(91)	(994)
Additions to property, plant, and equipment	(1,459)	(1,368)	(1,355)
Purchases of investments	(7,514)	(9,882)	(11,808)
Sales and maturities of investments	7,343	9,692	11,345
Other investing activities, net	4	(10)	(54)
Net cash used in investing activities	(3,493)	(1,659)	(2,866)
Financing Activities:
Change in current debt obligations, net	—	—	(311)
Proceeds from short-term borrowings (maturities greater than 90 days)	2,284	—	2,789
Repayments from short-term borrowings (maturities greater than 90 days)	(2,279)	—	(2,853)
Issuance of long-term debt	5,409	—	7,172
Payments on long-term debt	(6,012)	(1)	(7,367)
Dividends to shareholders	(3,616)	(3,383)	(3,120)
Issuance of ordinary shares	308	429	474
Repurchase of ordinary shares	(645)	(2,544)	(652)
Other financing activities	(409)	163	(268)
Net cash used in financing activities	(4,960)	(5,336)	(4,136)
Effect of exchange rate changes on cash and cash equivalents	243	(231)	215
Net change in cash and cash equivalents	(2,171)	121	(547)
Cash and cash equivalents at beginning of period	3,714	3,593	4,140
Cash and cash equivalents at end of period	$1,543	$3,714	$3,593
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,548	$996	$1,250
Interest	606	540	582

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.